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                                                                   Exhibit 23.1


                      CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Form 10-K of Allegheny Teledyne Incorporated of our report dated January 26, 1999, included in the 1998 Annual Report to Stockholders of Allegheny Teledyne Incorporated.

We also consent to the incorporation by reference in Registration Statements (as may be amended) Nos. 333-08235, 333-10225, 333-10227,
333-10229, 333-10245, 333-46695, 333-45965, 333-48649, and 333-59161 of
Allegheny Teledyne Incorporated of our report dated January 26, 1999, with respect to the consolidated financial statements incorporated herein by reference.

/s/ Ernst & Young LLP


Pittsburgh, Pennsylvania
March 18, 1999